Exhibit 21.1

List of Significant Subsidiaries and Consolidated Affiliated Entities of

Sea Limited

Subsidiaries	Place of Incorporation

Garena Limited	Cayman Islands
Shopee Limited	Cayman Islands
Airpay Limited	Cayman Islands
Beemo Holding Limited	Cayman Islands
Unicorn Trading and Logistics Holding Limited	Cayman Islands
Garena Online Private Limited	Singapore
Garena Ventures Private Limited	Singapore
Shopee Singapore Private Limited	Singapore
Beetalk Private Limited	Singapore
Shopee International Private Limited	Singapore
Garena Vietnam Private Limited	Singapore
PT. Garena Indonesia	Indonesia
PT. Shopee International Indonesia	Indonesia
PT. Airpay International Indonesia	Indonesia
Shopee Company Limited	Vietnam
Garena Online (Thailand) Co., Ltd.	Thailand
Shopee (Thailand) Co., Ltd.	Thailand
Airpay (Thailand) Co., Ltd.	Thailand
Unicorn (Thailand) Co., Ltd.	Thailand
Garena Philippines, Inc.	Philippines
Shopee Philippines Inc.	Philippines
Garena Malaysia Sdn. Bhd.	Malaysia
Shopee Mobile Malaysia Sdn. Bhd.	Malaysia

Consolidated Affiliated Entities

Garena (Taiwan) Co., Ltd.	Taiwan
Shopee (Taiwan) Co., Ltd.	Taiwan
Vietnam Esports and Entertainment Joint Stock Company	Vietnam
Vietnam Esports Development Joint Stock Company	Vietnam